Exhibit 99.1

First Foundation Completes $548 Million Securitization of Multifamily Loans

IRVINE, CA – September 27, 2019 - First Foundation Inc. (NASDAQ: FFWM), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors (“FFA”) and First Foundation Bank (“FFB”), announced today that FFB has completed a securitization of approximately $548 million of its multifamily loans through a Freddie Mac sponsored “Q-deal” securitization.

FFB purchased approximately $548 million of the Structured Pass-Through Certificates inclusive of the associated Interest Only Certificates that were issued in the securitization.  FFB will continue to maintain the borrower relationships as the sub-servicer of the loans.

PNC Capital Markets LLC served as the sole lead manager and bookrunner on the transaction and Dechert LLP provided legal counsel to FFB.

About First Foundation

First Foundation, a financial institution founded in 1990, provides personal banking, business banking and private wealth management. The Company has offices in California, Nevada and Hawaii with headquarters in Irvine, California. For more information, please visit http://www.firstfoundationinc.com.

About Freddie Mac Multifamily

Freddie Mac Multifamily helps ensure an ample supply of affordable rental housing by purchasing and securitizing mortgages on apartment buildings nationwide. Historically, nearly 90 percent of the mortgages purchased support rental units for lower income households. Freddie Mac securitizes about 90 percent of the multifamily loans it purchases, thus transferring the vast majority of the expected credit risk from taxpayers to private investors. More information on Freddie Mac Multifamily’s Q Certificate structure is available on its website.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "outlook," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." The forward looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to the risks of incurring loan or securities losses, which are inherent risks of the banking business; the risk that we will not be able to continue our internal growth rate; the risk that we will not be able to add higher yielding loans to our balance sheet; the risk that we will not be able to access the securitization market on favorable terms or at all; the risk that the economy in the United States will stall or will be adversely affected by domestic or international economic conditions and risks associated with the Federal Reserve Board taking actions with respect to interest rates, any of which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in Item 1A, entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 that we filed with the SEC on March 1, 2019, and other documents we file with the SEC from time to time. We urge readers of this news release to review the Risk Factors section of that Annual Report and the Risk Factors section of other documents we file with the SEC from time to time. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today's date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2018 Annual Report on Form 10-K, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

John Michel

Chief Financial Officer

First Foundation Inc.

949-202-4160

jmichel@ff-inc.com